Exhibit 99.1
PRESS RELEASE
Contact:
Jack Howarth, Vice President, Investor Relations
908-429-8350
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS SECOND-QUARTER 2010 FINANCIAL RESULTS
•	remoxy® on track for fourth quarter 2010 resubmission

•	embeda® prescriptions continue to grow

•	flector® patch prescriptions rebound in june, highest monthly total since december

•	cash flow from operations $51 million, full year cash flow forecast of $300 million
BRISTOL, TENNESSEE, August 9, 2010 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenue for the second quarter ended June 30, 2010 equaled $371 million compared to $445 million in the second quarter of 2009. The Company reported net income of $18.0 million and diluted earnings per share of $0.07 during the second quarter of 2010, compared to a net income of $37.9 million and diluted earnings per share of $0.15 in the same period of the prior year. Excluding certain special items and recurring non-GAAP adjustments, adjusted net earnings equaled $43.1 million and adjusted diluted earnings per share equaled $0.17 during the second quarter ended June 30, 2010, compared to adjusted net earnings of $79.9 million and adjusted diluted earnings per share of $0.32 in the second quarter of 2009.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “I’m pleased to report that in the second quarter Embeda® prescriptions showed continued growth while Flector® Patch prescriptions showed improvement. In June, Flector® recorded its highest number of total prescriptions since December 2009, and it grew five percent sequentially over the first quarter of this year.” He continued, “In addition to the progress we are making on the commercial side of the business, our products in development continue to track well against our previously stated timelines. Both Remoxy® and Acurox® remain on track for FDA submission, with Remoxy® scheduled for the end of this year and Acurox® scheduled for the first quarter of 2011. Finally, later this year we expect to begin enrollment in the phase three safety and efficacy studies for Oxycodone NT, a product specifically designed to resist certain common methods of misuse and abuse. We are very optimistic about the potential for success of our development programs, and look forward to working closely with the Food and Drug Administration toward approval of these novel and important formulations.”
Joseph Squicciarino, King’s Chief Financial Officer, commented, “Second quarter financial results were in line with our revised expectations. The Company reported cash flow from operations of $51 million, and we continue to believe that we will be able to generate approximately $300 million for the full year.” He continued, “King’s overall liquidity profile remains strong as evidenced by the recent establishment of a new $500 million dollar, five year revolving credit facility. In addition, we remain confident in our ability to deliver against our previously stated financial guidance for 2010.”

Net revenue from branded pharmaceuticals totaled $162 million for the second quarter of 2010, compared to $275 million for the same period of the prior year. Branded pharmaceuticals revenue for the quarter did not include approximately $26 million in royalties recorded for the sales of an authorized SKELAXIN® generic.
Net sales of SKELAXIN® (metaxalone) totaled $5 million during the second quarter of 2010, compared to $102 million for the same period of the prior year. Early in the second quarter of 2010, two generic forms of SKELAXIN® were launched.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $37 million during the second quarter of 2010, compared to $49 million in the second quarter of 2009.
Net sales of AVINZA® (morphine sulfate extended release) totaled $25 million during the second quarter of 2010, compared to $29 million in the second quarter of 2009.
Net sales of FLECTOR® PATCH (diclofenac epolamine topical patch) 1.3% totaled $35 million during the second quarter of 2010, compared to $39 million in the second quarter of 2009.
Net sales of EMBEDA® (morphine sulfate and naltrexone hydrochloride) Extended Release Capsules totaled $15 million during the second quarter of 2010, up $6 million sequentially from the first quarter of 2010. Wholesaler inventory levels now stand at approximately 3 weeks.
King’s Meridian Auto-Injector business contributed revenue totaling $83 million during the second quarter of 2010, compared to $72 million in the second quarter of 2009. The increase was primarily due to price increases, higher unit sales and royalties from the next generation EpiPen® auto-injector partially offset by lower sales to government agencies.
Net revenue from the Alpharma Animal Health business totaled $85 million during the second quarter of 2010, compared to $83 million in the second quarter of 2009.
As of June 30, 2010, the Company’s cash and cash equivalents totaled approximately $573 million.
Conference Call and Web Cast Information
King management will conduct a conference call at 11:00 am ET today. This call may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. The call will be open to all interested parties and may be accessed by using the following information:

Conference Call Access
Domestic Dial In:               (866) 393-6640
International Dial In:           (706) 643-2643
Participants will be required to provide a passcode before being joined to the conference. The event passcode is 89476496. Interested parties may also listen to the web cast by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/Investors/Webcasts.cfm
If you are unable to participate during the live event, the replay number is 800-642-1687, or 706-645-9291 if you are calling from outside the USA. The replay code is 89476496. The web cast of our call on August 9th will be archived on King’s web site, accessible through the link above, for not less than 14 days.
About Adjusted Financial Results
In addition to financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), King provides adjusted net earnings and adjusted diluted earnings per share results. These non-GAAP financial measures exclude the effect of amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. Special items are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable, and include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges and gains and losses resulting from the divestiture of assets. King believes that providing adjusted financial results enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to exclude an item from adjusted financial results involves judgments by King’s management. A reconciliation of adjusted financial results and King’s reported financial results determined in accordance with GAAP is provided below.
About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma, LLC, is also a leader in the development, registration, manufacture and marketing of pharmaceutical products for food producing animals.

Forward-Looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to: the Company’s plans to resubmit to the Food and Drug Administration (“FDA”) the New Drug Application (“NDA”) for Remoxy®; the Company’s plans to submit to the FDA an NDA for Acurox® ; the Company’s forecast for 2010 cash flow from operations and the accomplishment of other financial goals; the timing of clinical studies and the potential outcomes of product development programs; the Company’s plans for interaction with the FDA; and statements pertaining to King’s planned webcast to discuss its second quarter 2010 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: the future net sales of King’s products; King’s ability to market its products successfully; King’s ability to advance the development of products as planned; the high cost and uncertainty of research, clinical trials, and other development activities involving products in which King has an interest; the unpredictability of the FDA’s review and approval processes, including the unpredictability of the duration and results of the FDA’s review of Investigational New Drug Applications, NDAs, and Abbreviated New Drug Applications, as well as reviews by other regulatory agencies worldwide; the availability and cost of raw materials; any material interruptions in supply by contract manufacturers of King’s products or suppliers or raw materials; the potential effects on sales of the Company’s products as a result of the availability of competing products; the potential effects of future acquisitions and other transactions pursuant to the Company’s growth strategy, and the integration of any acquisitions; King’s compliance with FDA and other government regulations that relate to the Company’s business; King’s ability to conduct its webcast as currently planned on August 9, 2010; changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2009, and the Company’s form 10-Q for the quarter ended March 31, 2010, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
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EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$573,062	$545,312
Investments in debt securities	16,346	29,258
Marketable securities	1,022	2,100
Accounts receivable, net	209,585	210,256
Inventories	195,614	182,291
Deferred income tax assets	72,494	83,675
Income taxes receivable	13,341	16,091
Prepaid expenses and other current assets	29,323	60,860

Total current assets	1,110,787	1,129,843

Property, plant and equipment, net	377,298	391,839
Intangible assets, net	719,862	794,139
Goodwill	466,283	467,613
Deferred income tax assets	259,579	264,162
Investments in debt securities	169,777	218,608
Other assets	58,748	56,496
Assets held for sale	5,890	5,890

Total assets	$3,168,224	$3,328,590

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$74,176	$86,692
Accrued expenses	228,747	320,992
Short-term debt	3,506	3,662
Current portion of long-term debt	—	85,550

Total current liabilities	306,429	496,896

Long-term debt	341,735	339,016
Other liabilities	126,604	123,371

Total liabilities	774,768	959,283

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 249,664,513 and 248,444,711 shares issued and outstanding, respectively	1,433,533	1,421,489
Retained earnings	986,077	963,620
Accumulated other comprehensive loss	(26,154)	(15,802)

Total shareholders’ equity	2,393,456	2,369,307

Total liabilities and shareholders’ equity	$3,168,224	$3,328,590

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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES:
Total revenues	$370,903	$444,988	$751,758	$874,045

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	119,027	140,034	246,081	269,448
Acquisition related inventory step-up	—	16,059	—	37,584

Total cost of revenues	119,027	156,093	246,081	307,032

Selling, general and administrative	129,979	120,631	268,804	259,165
Litigation settlement	1,850	—	3,500	—
Acquisiton related costs	—	2,944	—	6,733

Total selling, general, and administrative expenses	131,829	123,575	272,304	265,898

Depreciation	15,690	14,422	31,528	28,621
Intangible amortization	38,213	38,149	79,650	76,327
Accelerated depreciation	—	291	—	1,263
Research and development	33,174	21,202	61,498	48,458
Restructuring charges	4,852	1,475	5,114	49,525

Total operating costs and expenses	342,785	355,207	696,175	777,124

OPERATING INCOME	28,118	89,781	55,583	96,921
OTHER INCOME (EXPENSE):
Interest expense	(2,722)	(23,160)	(6,785)	(41,909)
Noncash convertible debt interest expense	(4,757)	(4,432)	(9,430)	(8,786)
Interest income	487	1,506	896	4,294
Gain on Kadian	12,500	—	12,500	—
Gain (loss) on investment	249	(524)	(623)	(1,347)
Loss on early extinguishment of debt	(2,252)	—	(2,252)	—
Other, net	(1,753)	4,112	(1,956)	1,333

Total other income (expense)	1,752	(22,498)	(7,650)	(46,415)

INCOME BEFORE INCOME TAXES	29,870	67,283	47,933	50,506
Income tax expense	11,882	29,348	25,476	23,293

NET INCOME	$17,988	$37,935	$22,457	$27,213

Basic net income per common share	$0.07	$0.16	$0.09	$0.11

Diluted net income per common share	$0.07	$0.15	$0.09	$0.11

Shares used in basic net income per share	245,787	244,693	245,496	244,291
Shares used in diluted net income per share	249,375	247,207	249,621	246,922
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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES:
Total revenues	$370,903	$444,988	$751,758	$874,045

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation shown below	119,027	140,034	246,081	269,448
Selling, general and administrative	129,979	120,631	268,804	259,165
Depreciation	15,690	14,422	31,528	28,621
Research and development	33,174	21,202	61,498	48,458

Total operating costs and expenses	297,870	296,289	607,911	605,692

OPERATING INCOME	73,033	148,699	143,847	268,353
OTHER EXPENSE:
Interest expense	(2,722)	(23,160)	(6,785)	(41,909)
Interest income	487	1,506	896	4,294
Other, net	(1,753)	4,112	(1,956)	1,333

Total other expense	(3,988)	(17,542)	(7,845)	(36,282)

INCOME BEFORE INCOME TAXES	69,045	131,157	136,002	232,071
Income tax expense	25,995	51,284	57,274	88,186

NET INCOME	$43,050	$79,873	$78,728	$143,885

Basic net income per common share	$0.18	$0.33	$0.32	$0.59

Diluted net income per common share	$0.17	$0.32	$0.32	$0.58

Shares used in basic net income per share	245,787	244,693	245,496	244,291
Shares used in diluted net income per share	249,375	247,207	249,621	246,922
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KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP items to amounts reported under GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Diluted income per common share, as reported under GAAP	$0.07	$0.15	$0.09	$0.11
Effect of non-GAAP items	0.10	0.17	0.23	0.47

Diluted income per common share, excluding non-GAAP items	$0.17	$0.32	$0.32	$0.58

NON-GAAP ITEMS:
Acquisition related inventory step-up (cost of revenues)	$—	$16,059	$—	$37,584
Litigation settlement (selling, general, and administrative)	1,850	—	3,500	—
Acquisition related costs (selling, general, and administrative)	—	2,944	—	6,733
Intangible amortization (other operating costs and expenses)	38,213	38,149	79,650	76,327
Accelerated depreciation (other operating costs and expenses)	—	291	—	1,263
Restructuring charges (other operating costs and expenses)	4,852	1,475	5,114	49,525
Noncash convertible debt interest expense (other income (expense))	4,757	4,432	9,430	8,786
Gain on Kadian (other income (expense))	(12,500)	—	(12,500)	—
Gain (loss) on investment (other income (expense))	(249)	524	623	1,347
Loss on early extinguishment of debt (other income (expense))	2,252	—	2,252	—

Total non-GAAP items before income taxes	39,175	63,874	88,069	181,565
Income tax benefit from non-GAAP items	(14,113)	(21,936)	(31,798)	(64,893)

Increase in net income	$25,062	$41,938	$56,271	$116,672

Effect of non-GAAP items on diluted income per common share	$0.10	$0.17	$0.23	$0.47